                                                                    EXHIBIT 99.2

                      AGREEMENT AND PLAN OF REORGANIZATION

                                   dated as of

                                February 19, 1998

                                      among

                              GB FOODS CORPORATION

                                       and

                              CKE RESTAURANTS, INC.
                (the sole stockholder of JB's Restaurants, Inc.)

                                       and

                             JB'S RESTAURANTS, INC.

                          TABLE OF CONTENTS


                                                                                              PAGE
                                           ARTICLE I
                                          DEFINITIONS

1.1     Defined Terms.........................................................................  1

                                          ARTICLE II
                                      EXCHANGE OF SHARES

2.1     Exchange of Shares....................................................................  4

                                          ARTICLE III
                                REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties of CKE.................................................  5
               (a)  Organization, Standing and Corporate Power................................  5
               (b)  Capital Structure.........................................................  5
               (c)  Authority; Noncontravention...............................................  6
               (d)  Financial Statements; No Undisclosed Liabilities..........................  6
               (e)  Nature of Business and Assets.............................................  6
               (f)  Inventory.................................................................  7
               (g)  Licenses, Approvals, etc..................................................  7
               (h)  Real Properties...........................................................  7
               (i)  Tangible Personal Property................................................  8
               (j)  Intellectual Property.....................................................  8
               (k)  Environmental Compliance..................................................  8
               (l)  Absence of Certain Changes or Events......................................  9
               (m)  Litigation................................................................ 10
               (n)  Compliance with Laws...................................................... 10
               (o)  Absence of Changes in Stock or Benefit Plans.............................. 10
               (p)  ERISA Compliance.......................................................... 10
               (q)  Taxes..................................................................... 12
               (r)  Contracts; Debt Instruments............................................... 13
               (s)  Insurance................................................................. 14
               (t)  Interests of Officers and Directors....................................... 14
               (u)  Approval by Board......................................................... 14
               (v)  Brokers................................................................... 14
               (w)  Fairness Opinion.......................................................... 14
               (x)  Disclosure................................................................ 14



                                 (i)

                          TABLE OF CONTENTS
                              (CONT'D)

                                                                                              PAGE

3.2     Representations and Warranties of GB.................................................. 15
               (a)  Organization, Standing and Corporate Power................................ 15
               (b)  Capital Structure......................................................... 15
               (c)  Authority; Noncontravention............................................... 15
               (d)  SEC Documents; Financial Statements; No Undisclosed
                      Liabilities............................................................. 16
               (e)  Nature of Business........................................................ 16
               (f)  Litigation................................................................ 16
               (g)  Absence of Changes........................................................ 16
               (h)  Exchange Act Reports...................................................... 17
               (i)  Brokers................................................................... 17
               (j)  Disclosure................................................................ 17

3.3     Delivery of Disclosure Schedules...................................................... 17

                                          ARTICLE IV
                                       COVENANTS OF CKE

4.1     Conduct of Business................................................................... 17
4.2     Access to Information................................................................. 19
4.3     No Solicitation....................................................................... 19

                                           ARTICLE V
                                        COVENANTS OF GB

5.1     Conduct of Business................................................................... 20
5.2     Confidentiality....................................................................... 20
5.3     Employee Benefit Plans................................................................ 20
5.4     Indemnification and Insurance......................................................... 21
5.5     Access to Information................................................................. 21
5.6     Board of Directors Approval........................................................... 21



                               (ii)

                          TABLE OF CONTENTS
                              (CONT'D)

                                                                                              PAGE


                                          ARTICLE VI
                                      COVENANTS GENERALLY
6.1     Reasonable Efforts; Notification...................................................... 21
6.2     CKE's Investment Representation....................................................... 22
6.3     Press Releases........................................................................ 23
6.4     Securities Reports.................................................................... 23

                                          ARTICLE VII
                                  CONDITIONS TO THE EXCHANGE

7.1     Conditions to the Obligations of GB................................................... 23
7.2     Conditions to the Obligations of CKE.................................................. 24

                                         ARTICLE VIII
                                          INDEMNITIES

8.1     Survival of Representations and Agreements............................................ 24
8.2     Indemnification....................................................................... 25
8.3     Limitations and Conditions Respecting Indemnity....................................... 25

                                          ARTICLE IX
                                          TERMINATION

9.1     Termination........................................................................... 27
9.2     Effect of Termination................................................................. 28

                                           ARTICLE X
                                         MISCELLANEOUS

10.1    Notices............................................................................... 28
10.2    Amendments; No Waivers................................................................ 29
10.3    Fees and Expenses..................................................................... 29
10.4    Successors and Assigns; Parties in Interest........................................... 29
10.5    Severability.......................................................................... 29
10.6    Governing Law......................................................................... 29




                               (iii)

                          TABLE OF CONTENTS
                              (CONT'D)

                                                                                              PAGE

10.7    Entire Agreement...................................................................... 30
10.8    Counterparts: Effectiveness; Interpretation........................................... 30
10.9    Anti-Dilution Provision............................................................... 30



                                (iv)

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), is entered into as of February 19, 1998, among GB FOODS CORPORATION, a Delaware corporation ("GB"), CKE RESTAURANTS, INC., a Delaware corporation ("CKE") and JB'S RESTAURANTS, INC., a Delaware corporation and a wholly-owned subsidiary of CKE ("JB").

         WHEREAS, CKE owns all of presently issued and outstanding stock of every kind, class and series of JB (the "JB Stock"), and desires to exchange the JB Stock for shares of GB common stock (the "GB Stock") on the terms and subject to the conditions herein set forth (the "Exchange"); and

         WHEREAS, the respective Boards of Directors of CKE (as sole stockholder of JB) and GB have approved and adopted, or are expected to approve and adopt, this Plan and Agreement of Reorganization as contemplated by Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Exchange and also to prescribe various conditions to the consummation thereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

1.1 Defined Terms. In addition to terms which are defined as they are introduced in the text, the words and terms defined in this Article shall have the meanings specified below unless the context or use clearly indicates another or different meaning or intent:

         "Action" means any complaint, claim, prosecution, indictment, action, suit, arbitration, investigation or proceeding by or before any Governmental Entity.

         "Benefit Plans" means, collectively, all "employee pension benefit plans" (defined in Section 3(2) of ERISA), "employee welfare benefit plans" (defined in Section 3(1) of ERISA) and all other employee benefit plans.

         "Blue Sky Law" means any state securities law.

         "Business" means JB's ownership and operation of the Restaurants under the names "JB's" and variants thereof and "Galaxy Diner".

         "Claim" means any claim, action, suit, proceeding or investigation.

         "Closing" means the consummation of the exchange transaction contemplated hereby.

         "Closing Date" means March 1, 1998 or such other date as the parties may establish by mutual written agreement on which the transaction hereunder will be consummated.

         "Consent" means any approval, franchise, order, license, permit, waiver or authorization of, or registration, declaration or filing with or exemption, notice, application, or certification by or to any Governmental Entity.

         "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Benefit Plans.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in
Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

         "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq., the Clean Water Act, 33 U.S.C. ss.1251 et seq., the Clean Air Act, 42 U.S.C. ss.7401 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.300f et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss.651 et seq., the Oil Pollution Act, 33 U.S.C. ss.2701 et seq., in each case as amended from time to time, and all regulations promulgated thereunder, and any other statute, law, regulation, ordinance, bylaw, rule, judgment, order, decree or directive of any Governmental Entity dealing with pollution or the protection of natural resources or the indoor or ambient environment or with the protection of human health or safety.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "GAAP" means United States generally accepted accounting principles.

         "GB Material Adverse Effect" means to (i) have a material adverse effect on the value, condition (financial or otherwise), prospects, business, or results of operations of GB and its subsidiaries as a whole, (ii) impair the ability of GB to perform its obligations under this Agreement or (iii) prevent or materially delay consummation of any of the transactions contemplated by this Agreement.

         "GB SEC Documents" means all reports, schedules, forms, statements, exhibits and other documents filed with the SEC by GB under or pursuant to the Exchange Act since January 1, 1996.

         "Governmental Entity" means any government or any arbitration panel or any court, tribunal, administrative or regulatory agency or commission or other governmental authority, department, bureau, commission or agency, domestic or foreign.

         "Hazardous Substance" means any pollutant, contaminant, hazardous or toxic substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical substance or material listed or identified in or regulated by or under any Environmental Law.

         "Indebtedness" means, with respect to any person or entity, without duplication, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments,
(iii) all obligations of such person upon which interest charges are customarily paid, (iv) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (v) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (vi) all capitalized lease obligations of such person,
(vii) all indebtedness of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such person under interest rate or currency swap transactions (valued at the termination of value thereof), (ix) all letters of credit issued for the account of such person, (x) all obligations of such person to purchase securities (or other property) which arises out of or in connection with the sale of the same or substantially similar securities or property, and (xi) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

         "Inventory" means all food, beverages, materials and supplies.

         "JB Financial Statements" means the audited financial statements for the three (3) years ended December 31, 1997.

         "JB Material Adverse Effect" means to (i) have a material adverse effect on the value, condition (financial or otherwise), prospects, business, insurability or result of operations of JB or any of the Restaurants, (ii) impair the ability of JB to perform its obligations under this Agreement or
(iii) prevent or materially delay consummation of the transaction contemplated by this Agreement.

         "JB Interests" means JB and each of its predecessors, taken collectively.

         "Joint Venture" means a partnership or similar business or entity.

         "Leases" means all leases and subleases which relate to the Real Estate, together with all amendments or supplements thereto.

         "Licenses" means registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificates, franchises, orders, qualifications, authorizations and waivers of any Governmental Entity.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same effect as any of the foregoing.

         "Qualified Plan" means each Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code.

         "RCRA Hazardous Waste" means a solid waste that is listed or classified as a hazardous waste, as that term is defined in or pursuant to the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901 et seq.

         "Real Estate" means all real property of every kind, including land and buildings, used in the operation of the Business.

         "Registered Marks" means the presently effective federal and state registrations of JB's trade marks, trade names and service marks listed in
Section 3.1(j) of the Disclosure Schedule).

         "Restaurants" means the 48 JB's Restaurants and 4 Galaxy Diner Restaurants which will constitute the Business following the disposition of the restaurants to be transferred in the transaction described in Section 3.1(l) of the JB Disclosure Schedule.

         "Restaurant Assets" means the assets used in the operation of the Business.

         "Returns" means all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes or for information purposes.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means The Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Subsidiary" of any person means another person in which such first person, directly or indirectly, owns 50% or more of the equity interests or has the right, through ownership of equity, contractually or otherwise, to elect at least a majority of its Board of Directors or other governing body.

         "Taxes" means all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, and any and all other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

                                   ARTICLE II

                               EXCHANGE OF SHARES

2.1 Exchange of Shares. On the Closing Date, and upon the terms, conditions, representations and warranties herein set forth, CKE will transfer all of the issued and outstanding JB Stock to GB in exchange for 1,000,000 shares of GB Stock. Prior to the Closing, CKE will deliver to GB a closing balance sheet evidencing that the existing shareholders' equity of JB, as of the Closing date, is not less than $5,000,000. If such shareholders' equity is less than $5,000,000, then the parties will mutually agree upon an adjustment to the number of shares of GB Stock to be issued in the transaction.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of CKE. CKE represents and warrants to GB, as of the date hereof and as of the Closing Date, subject to the exceptions and qualifications set forth in the disclosure schedule delivered by CKE to GB pursuant to Section 3.3 of this Agreement (the "JB Disclosure Schedule"), as follows (whenever the representations or warranties of CKE are qualified by the knowledge of CKE, knowledge shall mean actual knowledge after reasonable investigation of the fact or matter in question by the management employees of CKE identified in Section 3.1 of the JB Disclosure Schedule):

         (a) Organization, Standing and Corporate Power. JB is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. JB is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a JB Material Adverse Effect. CKE has delivered to GB complete and correct copies of JB's Articles of Incorporation and bylaws. JB is not a party to any Joint Venture. JB does not have any Subsidiary.

         (b) Capital Structure. The authorized capital stock of JB consists of 1,000 Shares. As of December 31, 1997, all 1,000 Shares were issued and outstanding and owned by CKE. Except as set forth above, no shares of capital stock or other equity or voting securities of JB are authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of JB are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness or securities of JB having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of JB may vote. Except as set forth above in this Section 3.1(b) and in Section 3.1(b) of the JB Disclosure Schedule, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which JB is a party or by which it is bound obligating JB to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of JB or obligating JB to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating JB to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock or other equity or voting securities of JB or any securities of any type convertible into or exchangeable for, under any circumstances or upon any contingency, any such equity or voting securities.

         (c) Authority; Noncontravention. CKE has the requisite corporate power and authority to enter into this Agreement and consummate the transaction contemplated hereby, and no approval of the holders of any class or series of the capital stock of CKE is necessary to approve this Agreement and the transaction contemplated hereby. The execution and delivery of this Agreement by CKE and the consummation by CKE of the transaction contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of CKE. This Agreement has been duly executed and delivered by CKE and constitutes a valid and binding obligation of CKE, enforceable against CKE in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of JB under, (i) except as disclosed to GB management prior to its execution hereof the Articles of Incorporation or bylaws of JB, (ii) except as disclosed to GB management prior to its execution hereof any loan or credit agreement, note, bond, mortgage, indenture, Lien, lease or any other contract, agreement, instrument, permit, commitment, concession, franchise or license applicable to JB, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to JB or its properties or assets, other than any such conflicts, violations, or defaults that, individually or in the aggregate, would not have a JB Material Adverse Effect. No Consent of any Governmental Entity is required by or with respect to CKE or JB in connection with the execution and delivery of this Agreement by CKE or the consummation by CKE of the transaction contemplated by this Agreement except for (i) the required Consents listed in Section 3.1(c)(i) and 3.1(c)(ii) of the JB Disclosure Schedule, (ii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any applicable Blue Sky Law, and (iv) such other Consents as to which the failure to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

         (d) Financial Statements; No Undisclosed Liabilities. CKE has delivered the JB Financial Statements to GB prior to the execution of this Agreement, and such JB Financial Statements comply in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as specified in such JB Financial Statements or the footnotes thereto) and fairly present the financial position of JB as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the JB Financial Statements, JB has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations which, individually or in the aggregate, could not reasonably be expected to have a JB Material Adverse Effect.

         (e) Nature of Business and Assets. JB is engaged only in the Business under the name "JB's Restaurants, "JB's Restaurants and Bakery," "JB's Family Restaurants" and "Galaxy Diner." The Restaurant Assets constitute all of the assets necessary to conduct the operations of the Restaurants in the ordinary course of business. All of the assets owned and leased by JB that are used or held for use in the operation of the Restaurants are included in the Restaurant Assets and, subject only to those matters described in the JB Financial Statements or the footnotes thereto, on the Closing Date good and marketable title to the Restaurant Assets will be vested in JB, free and clear of all claims, indebtedness, liabilities, Liens and rights of any third party. All of the Restaurant Assets, including all equipment, machinery and other items of tangible property, have continuously been maintained by JB in the ordinary course of business. On the Closing Date, the Restaurant Assets will be in good working condition and repair (ordinary wear and tear excepted) and suitable for use in connection with the operation of the Restaurants. The Restaurant Assets do not require any material repair, other than in the normal course of business.

         (f) Inventory. JB's Inventory for each Restaurant, as of the Closing date, will (i) be sufficient for the operation of such Restaurant consistent with the ordinary course of business; (ii) consist of items which are good and merchantable within commercially reasonable standards in the restaurant industry; and (iii) be of a quality and quantity presently usable or saleable in the ordinary course of business.

         (g) Licenses, Approvals. etc. JB possesses or has been granted all Licenses necessary to enable it to conduct its business in the manner in which it is presently being conducted, and except as disclosed to GB management prior to its execution hereof, all of the Licenses are in full force and effect, no action of any kind is pending or, to the knowledge of CKE, threatened seeking the revocation or limitation of any of the Licenses.

         (h) Real Properties. Section 3.1(h) of the JB Disclosure Schedule lists all Real Estate owned or leased by JB, giving each property's address and stating, in the case of leased property, whether the property is leased as lessee or sublessee and the name of the lessor or sublessor. CKE has delivered or caused to be delivered to GB complete and accurate copies of the Leases. JB has not received written notice of condemnation or eminent domain proceedings and is not aware of any such proceedings pending or threatened against any Real Estate. Except as disclosed to GB management prior to its execution hereof, JB has not received any notice from any city, village or other Governmental Entity of any zoning, ordinance, building, fire or health code or other legal violation in respect of any Real Estate. The Leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms; no amount payable under any Lease is past due; JB is in compliance in all material respects with all commitments and obligations on its part to be performed or observed under each Lease and is not aware of the failure by any other party to any Lease to comply in all material respects with all of its commitments and obligations; JB has not received any written notice (A) of a default (which has not been cured), offset or counterclaim under any Lease, or, any other communication calling upon it to comply with any provision of any Lease or asserting noncompliance, or asserting that JB has waived or altered its rights thereunder, and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Lease on the part of JB or any other party, or
(B) of any Action against any party under any Lease which if adversely determined would result in such Lease being terminated or cut off or which would otherwise adversely affect or limit JB's use or enjoyment of the Real Estate; and (v) JB has not assigned, mortgaged, pledged or otherwise encumbered its interest, if any, under any Lease.

         (i) Tangible Personal Property. Except as disclosed in the JB Financial Statements or the footnotes thereto, JB (i) has good and valid title to all the tangible personal property material to the Business and reflected in the latest of the JB Financial Statements as being owned by JB or acquired after the date thereof (except properties consumed, sold or otherwise disposed of in the ordinary course of business since the date thereof), free and clear of all Liens except (A) statutory Liens securing payments not yet due and (B) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair JB's Business operations, and (ii) is the lessee of all tangible personal property material to the Business and reflected as leased in the latest of the JB Financial Statements (or on the books and records of JB as of the date thereof or acquired after the date thereof, except for leases that have expired by their terms or that have been transferred in the ordinary course of business) and is in possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect without default thereunder by the lessee or, to JB's knowledge, the lessor. JB enjoys peaceful and undisturbed possession under all such leases. Such owned and leased tangible personal property is in good working order, reasonable wear and tear excepted.

         (j) Intellectual Property. JB's Registered Marks are adequate for use in, and the protection of, the Business. No person other than JB has any right to use any Registered Mark in any fashion except as disclosed to GB management prior to its execution hereof, no person has claimed or is claiming that any Registered Mark infringes any property or right of such person, and no person is engaged in any infringing use of a Registered Mark or uses any name or mark confusingly similar to any Registered Mark, except as set forth in Section 3.1(j) of the JB Disclosure Schedule. JB does not own any patents (including design patents).

         (k) Environmental Compliance.

             (i) Except as disclosed to GB management prior to its execution hereof: (A) there are no claims pending against any of the JB Interests relating to or arising out of a Hazardous Substance nor are any such claims, to knowledge of CKE or JB, threatened against any of the JB Interests, nor has JB received any notice, alleging or warning that any Real Estate or any real property previously operated by any of the JB Interests is, has been or may be in violation of or in noncompliance with any Environmental Law; (B) to knowledge of CKE or JB, no Hazardous Substance is now present in amounts, concentrations or conditions requiring removal, remediation or any other response, action or corrective action under, or forming the basis of a claim pursuant to, any Environmental Law, in, on, from or under the Real Estate or any real property previously owned or operated by any of the JB Interests; (C) the Real Estate is not being and has not been during the period of time they have been leased by any of the JB Interests used in connection with the business of manufacturing, storing or transporting Hazardous Substances, and no RCRA Hazardous Wastes are being or have been during the period of time operated by any of the JB Interests treated, stored or disposed of there in violation of any Environmental Law; and
(D) there neither are now nor have there been during the period of time they have been operated by any of the JB Interests any underground storage tanks, lagoons or other containment facilities of any kind which contain or contained any Hazardous Substances on the Real Estate.

             (ii) JB has made available to CKE true and correct copies of any and all material written communications received by JB within the past one (1) year from any Governmental Entity relating in whole or in part to the existence of Hazardous Substances at any Real Estate or any real property previously owned or operated by any of the JB Interests or the compliance of the owners, operators or lessees thereof with respect to any Environmental Law.

         (l) Absence of Certain Changes or Events. Except as contemplated by this Agreement or disclosed in Section 3.1(l) of the JB Disclosure Schedule, since January 1, 1997, JB has conducted the Business only in the ordinary course consistent with past practice, and there has not been (i) any event, occurrence or development which, individually or in the aggregate, has had or could reasonably be expected to have a JB Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of JB's capital stock or any repurchase, redemption or other acquisition by JB of any outstanding shares of capital stock or other securities of JB, (iii) any adjustment, split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by JB to any current or former director, officer or employee of JB of any material increase in compensation or benefits, except for grants to employees who are not officers or directors in the ordinary course of business consistent with past practice, (B) any granting by JB to any such director, officer or employee of any increase in severance or termination pay (including the acceleration in the vesting of Shares (or other property) or the provision of any tax grossup), or
(C) any entry by JB into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer or employee, (v) any damage, destruction or loss, whether or not covered by insurance, that has had or could have a material adverse effect on any of the Restaurants or a JB Material Adverse Effect, (vi) any change in accounting methods, principles or practices by JB, (vii) any amendment, waiver or modification of any material term of any outstanding security of JB, (viii) any incurrence, assumption or guarantee by JB of any material Indebtedness for borrowed money or other material obligations, other than in the ordinary course of business consistent with past practice, (ix) any creation or assumption by JB of any Lien on any asset, other than financing transactions in the ordinary course of business consistent with past practice,
(x) any making of any lease, loan, advance or capital contributions to or investment in any person or entity other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $10,000 for any one transaction or $50,000 in the aggregate, (xi) any transaction or commitment made, or any contract or agreement entered into, by JB relating to its assets or business of more than $10,000 for any one transaction or $50,000 for any series of transactions, (xii) any acquisition or disposition of any assets involving more than $10,000 per transaction or $50,000 in the aggregate or any merger or consolidation with any person, (xiii) any relinquishment by JB of any contract or other right, in either case, material to JB, other than transactions and commitments in the ordinary course of business consistent with past practice, or (xiv) any agreement, commitment, arrangement or undertaking by JB to perform any action described in clauses (i) through
(xiii).

         (m) Litigation. Except as disclosed to GB management prior to its execution hereof, there are no actions or proceedings pending or, to the knowledge of CKE or JB, threatened against JB or any of its assets or Restaurants.

         (n) Compliance with Laws. The conduct by JB of the Business is and has been in compliance with (i) all statutes and laws, (ii) all regulations, ordinances, and rules, and (iii) all judgments, orders or decrees to which JB is subject or is a party, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a JB Material Adverse Effect or to give rise to material fines or other material civil penalties or any criminal liabilities. Except as disclosed to GB management prior to its execution hereof, JB has not received any notice or other communications relating to any alleged violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any Governmental Entity, or of any investigation with respect thereto, applicable to JB.

         (o) Absence of Changes in Stock or Benefit Plans. Except as disclosed in Section 3.1(o) of the JB Disclosure Schedule, since January 1, 1997, there has not been (i) any adoption or material amendment by JB of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retirement, vacation, severance, disability, death benefit, hospitalization, medical, worker's compensation, disability, supplementary unemployment benefits, or other plan, arrangement or understanding (whether or not legally binding) or any employment agreement providing compensation or benefits to any current or former employee, officer, director or independent contractor of the Company or any beneficiary thereof or entered into, maintained or contributed to, as the case may be, by JB (collectively, "Benefit Plans"), or (ii) any adoption of, or amendment to, or change in employee participation or coverage under, any Benefit Plans which would increase materially the expense of maintaining such Benefit Plans above the level of the expense incurred in respect thereof for the fiscal year ended on December 31, 1997.

         (p) ERISA Compliance.

             (i) CKE has heretofore caused the JB personnel manager to convey to the GB personnel department copies of each Benefit Plan, including each Qualified Plan, maintained by JB or to which JB contributes. With respect to each Benefit Plan, JB has delivered or made available to GB a true, correct and complete copy of: (A) each writing constituting a part of such Benefit Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the current summary plan description, if any; (D) the most recent annual financial report, if any; and (E) the most recent determination letter from the Internal Revenue Service, if any.

             (ii) JB has received a favorable determination letter from the Internal Revenue Service with respect to each Qualified Plan, each such letter is presently in full force and effect and has not been revoked, and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.

             (iii) JB has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code, and all laws and regulations applicable to the Benefit Plans of which the failure to comply would have a JB Material Adverse Effect. No prohibited transaction has occurred with respect to any Benefit Plan. All contributions required to be made to any Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the JB Financial Statements.

             (iv) No Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. Neither JB nor any of its ERISA Affiliates (as defined below) has at any time since January 1, 1993, contributed to or been obligated to contribute to any "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA or any plan with two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of JB following the Closing.

             (v) Except as set forth in the JB Financial Statements or the footnotes thereto, JB does not have any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to JB.

             (vi) Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of JB. Without limiting the generality of the foregoing, no amount paid or payable by JB in connection with the transaction contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

             (vii) No labor organization or group of employees of JB has made a pending demand for recognition or certification, and there are no representation or arbitration proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of CKE or JB, threatened against or involving JB.

             (viii) There are no pending or threatened claims, and the fiduciaries of the Benefit Plans have not advised JB that, with respect to their duties to the Benefit Plans or the assets or any of the trusts under any of the Benefit Plans, there are any pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Benefit Plans, which could reasonably be expected to result in any material liability of JB to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any multiemployer Benefit Plan.

         (q) Taxes.

             (i) JB has duly prepared and timely filed all federal, state, local and foreign Returns which were required to be filed by or in respect of JB, or any of its properties, income and/or operations. As of the time they were filed, such Returns accurately reflected the material facts regarding the income, business, assets, operations, activities, status of the entity on whose behalf the Return was filed and any other information required to be shown thereon. No extension of time within which JB may file any Return is currently in force.

             (ii) With respect to all amounts in respect of Taxes, including interest and penalties imposed on JB or for which JB is or could be liable, whether to taxing authorities or to other persons, all material amounts required to be paid by or on behalf of JB to taxing authorities or to other persons have been paid.

             (iii) Neither CKE nor JB has been advised that there is any review or audit in progress by any taxing authority of any Tax liability of JB currently in progress. JB has not received any written notice of any pending or threatened audit by the Internal Revenue Service or any state, local or foreign agency of any Returns or Tax liability of JB for any period. JB currently has no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of JB nor, to the knowledge of CKE or JB, is there reason to believe that any material deficiency will be assessed.

             (iv) No agreements are in force or are currently being negotiated by or on behalf of JB for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises concerning Taxes of JB are currently pending.

             (v) JB has withheld from each payment made to any of its officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper Taxing authorities within the time required under any applicable Tax law.

             (vi) There are no tax Liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by JB, except for Liens for Taxes that are not yet due and payable. None of the assets owned by JB is property that is required to be treated as being owned by any other person pursuant to the safe harbor lease provisions of former Section 168(f)(8) of the Code. None of the assets owned by JB directly or indirectly secures any debt, the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets owned by JB is "tax-exempt use property" within the meaning of Section 168(h) of the Code. JB is a "United States person" within the meaning of the Code.

             (vii) JB is not a party to any agreement, contract, or arrangement that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including Shares or other equity interests) that would not be deductible pursuant to the terms of Sections 162(a)(l), 162(m), 162(n) or 280G of the Code.

         (r) Contracts; Debt instruments.

             (i) Except as disclosed to GB management prior to its execution hereof, JB is not a party to or subject to:

                  (A) any collective bargaining or other agreements with labor unions, trade unions, employee representatives, work committees, guilds or associations representing employees of the Company;

                  (B) any employment, consulting, severance, termination, or indemnification agreement, contract, lease or arrangement, including any oral agreement, contract, lease or arrangement which requires the payment of over $5,000 per annum, with any current or former officer, consultant, agent, director or employee;

                  (C) any lease for real or personal property which requires JB to pay, or under which JB is expected to receive, on an annual basis, in excess of $100,000;

                  (D) any agreement, contract, instrument, arrangement or
             commitment to repurchase assets previously sold or leased, or to indemnify or otherwise compensate the purchaser in respect thereof;

                  (E) any agreement, contract, policy, License, document,
             instrument, arrangement or commitment that materially limits the freedom of JB to compete in any line of business or with any person or in any geographic area or which would so materially limit the freedom of the GB or any of their subsidiaries after the Effective Time;

                  (F) any agreement or contract relating to any outstanding
             commitment for material capital expenditures, or any partially or fully executory agreement or contract relating to the acquisition or disposition of rights or assets other than those entered into in the ordinary course consistent with past practices;

                  (G) any sale-leaseback, conditional sale, exclusive dealing, brokerage, finder's fee contract or agreement; or

                  (H) any other agreement, contract, policy, license, document, instrument, arrangement or commitment not made in the ordinary course of business which is material to JB or any one or more of the Restaurants and which is not otherwise disclosed in the JB Disclosure Schedules.

             (ii) JB and, to the knowledge of CKE, none of the other parties to any of the contracts and agreements identified in Section 3.l(r)(i) of the JB Disclosure Schedule or otherwise disclosed in the JB Financial Statements, is in default under (or, with the giving of notice or passage of time or both would be in default under) or has terminated or amended any such contract or agreement, or in any way expressed to JB an intent to materially reduce or terminate the amount of its business with JB in the future.

             (iii) CKE has heretofore caused JB to deliver to GB management information concerning all sale-leaseback, loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of JB is outstanding or may be incurred, including (A) the respective principal amounts currently outstanding thereunder, and (B) any interest rate swaps, caps, floors or option agreements or similar interest rate risk management agreements. Except as disclosed to GB management prior to its execution hereof, all such Indebtedness is prepayable at any time without penalty, subject to the notice provisions of the agreements governing such Indebtedness (which, except as disclosed to GB management prior to its execution hereof, do not require a notice period of more than thirty days).

         (s) Insurance. JB is covered by valid and currently effective insurance policies issued in favor of JB, and CKE has heretofore caused JB to deliver to GB a digest of such policies. To the best knowledge and belief of CKE, such insurance is adequate to protect the Business from all normal industry exposures. All such policies are in full force and effect, all premiums due thereon have been paid and JB has complied with the provisions of such policies with respect to which the failure to comply would result in a cancellation of, or increase in premium in connection with, such policies. Neither CKE nor JB has received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering JB that there will be a cancellation or non-renewal of existing policies or binders, or that a material modification of any of the methods of doing business will be required.

         (t) Interests of Officers and Directors. No officer or director of JB, and no member of the immediate family of any such officer or director, or any entity with respect to which any such person is an affiliate, has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the Business, or any other business relationship with JB.

         (u) Approval by Board. The Boards of Directors of both CKE and JB have duly authorized and approved the execution and delivery of this Agreement and the transaction contemplated hereby.

         (v) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transaction contemplated by this Agreement which is payable.

         (w) Fairness Opinion. Sun Trust Equitable has been engaged to deliver its opinion regarding the fairness, from a financial point of view, of the Exchange to CKE and its stockholders, which opinion shall be delivered in writing to CKE's Board of Directors prior to the Closing Date.

         (x) Disclosure. The representations and warranties of CKE contained in this Agreement are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to CKE which has not been disclosed to GB in the JB

Disclosure Schedule which has had, or would reasonably be expected to have, a JB Material Adverse Effect.

3.2 Representations and Warranties of GB. GB represents and warrants to CKE, as of the date hereof and as of the Closing Date, subject to the exceptions and qualifications set forth in the disclosure schedule to be delivered by the GB to CKE pursuant to Section 3.3 of this Agreement (the "GB Disclosure Schedule"):

         (a) Organization, Standing and Corporate Power. GB is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. GB is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a GB Material Adverse Effect. GB has delivered to CKE complete and correct copies of its Certificate of Incorporation and bylaws.

         (b) Capital Structure. The authorized capital stock of the GB consists of 50,000,000 shares of GB Stock par value $0.08 per share. As of December 31, 1997, (i) 6,570,984 Shares were issued and outstanding, (ii) no shares were held by GB, and (iii) there were outstanding options to purchase 998,012 shares and warrants to purchase 4,000,000 shares of GB Stock. Except as set forth above, no shares of capital stock or other equity or voting securities of GB are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of GB are, and all shares of GB Stock to be issued hereunder will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness or securities of GB having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of GB may vote.

         (c) Authority, Noncontravention. GB has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of GB. This Agreement has been duly executed and delivered by GB and, assuming this Agreement constitutes a valid and binding agreement of CKE, constitutes a valid and binding obligation of GB, enforceable against it in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any rights or obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of GB under, (i) its Certificate of Incorporation or bylaws of GB, (ii) except as to be disclosed in Section 3.2(c) of the GB's Disclosure Schedule, any loan or credit agreement, note, bond, mortgage, indenture, leases or other contract, agreement, instrument, permit, concession, franchise or license applicable to GB or its properties or assets or
(iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GB or its properties or assets, other than any such conflicts, violations or defaults that, individually or in the aggregate, would not have a GB Material Adverse Effect. Other than those Consents referred to in the GB Disclosure Schedule, no Consent of any Governmental Entity is required by or with respect to GB in connection with the execution and delivery of this Agreement or the consummation by GB of any of the transactions contemplated by this Agreement, except for (i) the Consents disclosed in Section 3.2(b) of the GB Disclosure Schedule, (ii) compliance with applicable requirements of the Exchange Act, Securities Act and applicable Blue Sky Laws, and (iii) such other Consents as to which the failure to obtain or make, individually or in the aggregate, could not reasonably be expected to have a GB Material Adverse Effect.

         (d) SEC Documents; Financial Statements; No Undisclosed Liabilities. GB has provided or made available to CKE true and correct copies of the GB SEC Documents, all of which were timely filed with the SEC. As of their respective dates, or as subsequently amended prior to the date of this Agreement, the GB SEC Documents complied in all material respects with the requirements of the Exchange Act applicable to such GB SEC Documents, and none of the GB SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of GB included in the GB SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as specified in Section 3.2(d) of the GB Disclosure Schedule) and fairly present the consolidated financial position of GB and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (e) Nature of Business. GB is engaged in the business of operating Mexican quick-service restaurants under the trade name "The Green Burrito" at leased facilities, and the sale and supervision of franchises to operate such restaurants under that trade name. As of December 31, 1997, there were 7 Green Burrito stores owned by GB, 40 stand-alone stores operated by franchisees and 134 dual-concept (i.e., incorporated into existing quick-service restaurants) stores operated by franchisees.

         (f) Litigation. Except as reflected in the financial and other information delivered to CKE by GB as referred to above, or except as otherwise described by GB in writing to CKE, there is no judicial or administrative action, suit, proceeding or investigation pending or, to the knowledge of GB, threatened, which would be required to be reported by GB in its annual report on Form 10-K (under the Exchange Act) if such 10-K were filed with the SEC on the date hereof.

         (g) Absence of Changes. Except as described in Section 3.2(g) of the GB Disclosure Schedule, since December 31, 1997, there has not been any material adverse change in the business, financial condition or operations or prospects of GB, or any event or condition (other than changes in legal, economic or other conditions which are not specially applicable to GB) which has materially and adversely affected the business or financial condition of GB and its subsidiaries, taken as a whole.

         (h) Exchange Act Reports. GB has filed in a timely manner all reports required to be filed by it under the Exchange Act during at least the 12-month period preceding the date of this Agreement, and agrees to give CKE a copy of each such report filed between the date hereof and the Closing Date.

         (i) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of GB.

         (j) Disclosure. The representations and warranties of GB contained in this Agreement are true and correct in all material respects, and do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to GB which has not been disclosed to CKE in the GB Disclosure Schedule and GB SEC Documents, taken as a whole, which has had, or would reasonably be expected to have, a GB Material Adverse Effect.

3.3 Delivery of Disclosure Schedules. CKE and GB each agree to deliver its Disclosure Schedule to the other party within ten business days after the execution of this Agreement. Failure to so deliver shall be a breach of this Agreement and shall permit the non-breaching party to terminate this Agreement in accordance with Article IX. Upon receipt of the other party's Disclosure Schedule, either of CKE or GB (respectively) may object to any matter disclosed therein and terminate this Agreement, provided that such objection is made and termination effected not later than the tenth business day after receipt of the JB Disclosure Schedule from the other party or the fifteenth business day after the execution of this Agreement, whichever is later.

                                   ARTICLE IV

                                COVENANTS OF CKE

         CKE agrees that:

4.1 Conduct of Business. During the period from the date of this Agreement to the Closing date it will cause JB to carry on the Business in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers (as a group) and employees, at reasonably required staffing levels, and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date, except as contemplated by this Agreement, JB shall not, without the prior written approval of GB:

         (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock; (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof, or any rights, warrants or options to acquire any such shares or other securities;

         (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

         (c) amend its Certificate or Articles of Incorporation, bylaws or other comparable charter or organizational documents;

         (d) amend, modify or waive any provision of any material contract or agreement to which JB is a party, including, without limitation, any such agreements identified in the JB Disclosure Schedule;

         (e) mortgage or otherwise encumber or subject to any Lien or sell, lease, license, transfer or otherwise dispose of any material properties or assets, except for the transfer of the restaurants listed in Section 3.1(l) of the JB Disclosure Schedule or otherwise in the ordinary course of business consistent with past practice or pursuant to existing contracts or commitments which were delivered to GB prior to its execution of this Agreement;

         (f) amend, modify or waive any material term of any outstanding security of the Company.

         (g) incur, assume, guarantee or become obligated with respect to any Indebtedness other than drawings on existing revolving credit facilities in the ordinary course of business, consistent with past practice and in accordance with the terms thereof or incur, assume, guarantee or become obligated with respect to any other material obligations other than in the ordinary course of business and consistent with past practice;

         (h) make or agree to make any new capital expenditures or acquisitions of assets or property or other acquisitions or commitments in excess of $10,000 individually or $50,000 in the aggregate or otherwise acquire or agree to acquire any material assets or property;

         (i) make any material tax election or take any material tax position (unless required by law and then only with prior or concurrent notice to GB) or change its fiscal year or accounting methods, policies or practices (except as required by changes in GAAP and then only with prior or concurrent notice to GB) or settle or compromise any material income tax liability;

         (j) enter into or commit to enter into, any lease, loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practices;

         (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction thereof, in the ordinary course of business consistent with past practice and in accordance with their terms, or release or waive any material rights or claims, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which JB is a party;

         (l) except in accordance with existing commitments heretofore disclosed to GB which the aggregate, will not have a JB Material Adverse Effect, (i) grant to any current or former director, officer or employee of JB any increase in compensation or benefits, except for employees who are not officers or directors in the ordinary course of business consistent with past practice or any grant pursuant to any existing contract or agreement, (ii) grant to any such director, officer, or employee any increase in severance or termination pay (including the grant of, or acceleration in the exercisability of, any stock options or warrants, or (iii) enter into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer, or employee;

         (m) (i) take or agree or commit to take any action that would make any representation or warranty of CKE or JB hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time; or

         (n) authorize any of, or commit or agree to take any of, the foregoing actions.

4.2 Access to Information. From the date hereof until the Closing Date, CKE will, or will cause JB to, (i) give GB, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of JB (including access to perform any environmental studies), (ii) furnish to GB, its counsel, financial advisors, auditors and other authorized representatives such financial operating and property related data and other information as such persons may reasonably request, and (iii) instruct JB's employees, counsel and financial advisors to cooperate with GB in its investigations of the Business; provided that no investigation pursuant to this
Section 4.2 shall affect any representation or warranty given by CKE or JB hereunder.

4.3 No Solicitation. CKE agrees that neither it nor any of its officers and directors shall, and CKE shall direct and use its best efforts to cause its employees, agents and representatives, and JB and its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by CKE or JB) not to, initiate, continue, solicit, or encourage, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, JB (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, subject to the fiduciary duties of the Board of Directors of CKE under the Delaware Corporation Law, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or, enter into any agreement or understanding with any other person or entity with the intent to effect any Acquisition Proposal. CKE will take all necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.3. CKE will notify GB immediately, orally and in writing (including the names of any party making and the principal terms of any such proposal), if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with CKE. Subject to the fiduciary duties of the Board of Directors of CKE under the Delaware Corporation law, CKE will keep GB fully informed of the status and details (including amendments or proposed amendments) of any such request, proposal or inquiry.

                                    ARTICLE V

                                 COVENANTS OF GB

         GB agrees that:

5.1 Conduct of Business. During the period from the date of this Agreement to the Closing Date, GB shall carry on the business in which it is presently engaged in the ordinary course of business in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers (as a group) and employees, at reasonably required staffing levels, and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it.

5.2 Confidentiality. Prior to the Closing Date and after any termination of this Agreement, GB will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning JB furnished to GB in connection with the transaction contemplated by this Agreement except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by GB, (ii) in the public domain through no fault of GB or (iii) later lawfully acquired by GB from sources other than JB or CKE; provided that GB may disclose such information to its officers, directors, employees, accountants counsel, consultants, advisors and agents in connection with the transaction contemplated by this Agreement so long as such persons have a need to know such information, are informed by GB of the confidential nature of such information and are directed by GB to treat such information confidentially. GB's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, GB will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, deliver to CKE or JB, upon request, or, at the election of GB, destroy, all documents and other materials and all copies thereof, obtained by GB or on its behalf from CKE or JB in connection with this Agreement that are subject to such confidentiality.

5.3 Employee Benefit Plans. GB shall have the right to continue, amend or terminate any of the Benefit Plans in accordance with the terms thereof and subject to any limitation arising under applicable law.

5.4 Indemnification and Insurance.

         (a) From and after the Closing Date, GB shall cause JB to indemnify, defend and hold harmless each person who is now, or who becomes, prior to the Closing Date, an officer, director, employee or agent of JB (the "Indemnified Parties") against losses, claims, damages, costs, expenses (including attorneys'
fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of GB which shall not be unreasonably withheld) of or in connection with a Claim at least to the same extent as the officers, directors, employees and agents of the GB are indemnified pursuant to GB's Certificate of Incorporation, Bylaws and any standing shareholder and director resolutions.

         (b) The contractual obligation provided under paragraph (a) of this
Section 5.4 is intended to benefit, and be enforceable directly by, the Indemnified Parties, and shall be binding on all respective successors of GB and JB.

5.5 Access to Information. From the date hereof until the Closing Date, GB will give CKE, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable advance notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of GB, will furnish to CKE, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may reasonably request and will instruct GB's employees, counsel and financial advisors to cooperate with CKE in its investigation of the business of GB; provided that no investigation pursuant to this Section 5.5 shall affect any representation or warranty given by GB hereunder.

5.6 Board of Directors Approval. GB shall use its best efforts to obtain promptly from its Board of Directors authority to execute and deliver this Agreement and approval of transaction contemplated hereby, or retroactive ratification thereof.

                                   ARTICLE VI

                               COVENANTS GENERALLY

         The parties hereto agree that:

6.1 Reasonable Efforts; Notification.

         (a) Subject to the fiduciary duties of their respective Boards of Directors, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable the transaction contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all other necessary registrations and filings (including other filings with Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

         (b) Notwithstanding anything to the contrary in Section 6.1(a)(i) neither GB nor any of its subsidiaries shall be required to divest, or cause or permit CKE or its affiliates to divest, any of their respective businesses, product lines or assets, or to make or agree to take any other action or agree to any limitation that could reasonably be expected to have a material adverse effect on the value, condition (financial or otherwise), prospects, business or results of operations of GB and its subsidiaries taken as a whole or of CKE and its subsidiaries taken as a whole or all such entities taken together, and neither party shall be required to waive any of the conditions to the transaction hereunder set forth in Article VII.

         (c) Each party shall give prompt notice to the other party of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or ratified by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         (d) CKE shall give prompt notice to GB, and GB shall give prompt notice to CKE, of:

             (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

             (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

             (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to Section 3.1(m) or Section 3.2(f) or which relate to the consummation of the transaction contemplated by this Agreement.

6.2 CKE Investment Representation. GB is agreeing to issue its stock in exchange for all the outstanding shares of JB in reliance upon CKE's representation that the GB Shares are being acquired by CKE for its own account for investment and not with a view to, or for sale in connection with, any distribution of such GB Shares or any part thereof. CKE agrees that the certificates for the GB Shares to be issued to CKE shall bear the following legend:

         The shares represented by this certificate have not been registered under the Securities Act of 1933 and have been acquired for investment and not for resale. No disposition will be made of any such shares except as may be permitted under the Securities Act of 1933 within the limits and in accordance with the applicable provisions of the General Rules and Regulations under the Securities Act of 1933.

In reliance upon this representation, GB has not registered the GB Shares to be issued to CKE and CKE agrees that such GB Shares will not be sold or offered for sale without registration under such Securities Act or the availability of an exemption therefrom.

6.3 Press Releases. GB and CKE shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party and reasonable opportunity to comment from making any disclosure which is required by law, regulation or stock exchange requirements.

6.4 Securities Reports. Each of GB and CKE agrees to timely file all reports required to be filed by it pursuant to the Exchange Act between the date of this Agreement and the Closing Date. Each of GB and CKE agree to provide the other party with copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Closing Date within five days after the date such reports or other documents are filed with the SEC.

                                   ARTICLE VII

                           CONDITIONS TO THE EXCHANGE

7.1 Conditions to the Obligations of GB. The obligations of GB to consummate the transaction hereunder are subject to the satisfaction of the following conditions:

         (a) there shall not be instituted or pending any action by any Governmental Entity (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation by GB of such transaction, (ii) seeking to obtain material damages or imposing any material adverse conditions in connection therewith or otherwise directly or indirectly relating to the transaction, (iii) seeking to restrain or prohibit GB's ownership or operation (or that of their respective subsidiaries or affiliates) of all or any portion of the Business, or the business or assets of GB and its subsidiaries or affiliates, or to compel GB or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the Business, or the business or assets of GB and its subsidiaries and affiliates, (iv) seeking to impose limitations on the ability of GB and its subsidiaries or affiliates effectively to exercise full rights of ownership of the Business with JB Shares, including, without limitation, the right to vote any JB Shares acquired or owned by GB or any of its subsidiaries or affiliates on all matters properly presented to JB's stockholders, (v) seeking to require divestiture by GB or any of its subsidiaries or affiliates of any JB Shares or the Business, or (vi) that otherwise, in the reasonable judgment of GB, is likely to have a JB Material Adverse Effect or a GB Material Adverse Effect;

         (b) CKE shall have performed in all material respects its covenants and agreements under this Agreement, and the representations and warranties of CKE set forth in this Agreement shall be true in all material respects when made and at and as of the Closing Date as if made at and as of such time;

         (c) no change shall have occurred or been threatened (and no development shall have occurred or been threatened involving a prospective change) that, in the reasonable judgment of GB, has or is likely to have a JB Material Adverse Effect.

         (d) GB shall have been furnished with copies of the text of the resolutions by which the corporate action on the part of CKE necessary to approve this Agreement and the transaction contemplated hereby was taken;

         (e) JB shall have completed the disposition of the JB's restaurants described in Section 3.1(l) of the JB Disclosure Schedule;

         (f) the Board of Directors of GB shall have duly authorized and approved the execution and delivery of this Agreement by GB and the transactions contemplated herein and;

         (g) nothing shall have come to the attention of GB in the course of its due diligence investigation of JB which could reasonably be expected to have a JB Material Adverse Effect.

7.2 Conditions to the Obligations of CKE. The obligations of CKE to consummate the transaction hereunder are subject to the further satisfaction of the following conditions:

         (a) there shall not be instituted or pending any action by any Governmental Entity (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation by CKE of such transaction, seeking to obtain material damages or imposing any material adverse conditions in connection therewith or otherwise directly or indirectly relating to the transaction, or (ii) that otherwise, in the reasonable judgment of CKE, is likely to have a JB Material Adverse Effect or a GB Material Adverse Effect;

         (b) GB shall have performed in all material respects its covenants and agreements under this Agreement, and the representations and warranties of GB set forth in this Agreement that are qualified as to materiality shall be true in all material respects when made at and as of the Closing Date as if made at and as of such date, and the representations and warranties set forth in this Agreement that are not so qualified shall be true when made and at and as of the Closing Date as if made at and as of such date;

         (c) no change shall have occurred or been threatened (and no development shall have occurred or been threatened involving a prospective change), other than changes resulting from changes in interest rates, that, in the reasonable judgment of CKE, has or is likely to have a GB Material Adverse Effect.

         (d) CKE shall have been furnished with (i) copies of the text of the resolutions by which the corporate action on the part of GB necessary to approve this Agreement and the transactions contemplated hereby were taken;

         (e) CKE shall have received from Sun Trust Equitable the "fairness" opinion contemplated by Section 4.1(w) hereof.



                                  ARTICLE VIII

                                   INDEMNITIES

8.1 Survival of Representations and Agreements. The respective representations, warranties, obligations, covenants and agreements of the parties contained herein shall survive until the first anniversary of the Closing Date; provided that CKE's representations and warranties concerning the Federal and state income tax liabilities of JB for taxable years to and including 1997 shall survive until the appropriate statutes of limitations (exclusive of any waiver or extension thereof unless, and only to the extent that, such waiver or extension is granted by or with the consent of GB on assessment and collection of such taxes have expired; and provided further, that as regards any claim asserting a misrepresentation or a breach of warranty or a default in the performance of any obligation, covenant or agreement, made in writing by one party to the other within thirty (30) days after the date on which the noticed party's responsibility therefor would otherwise expire, such noticed party's obligation as regards the subject matter of such claim shall survive until the matter has been finally determined.

8.2 Indemnification. CKE and GB shall each indemnify and hold the other harmless, during the period provided for in Section 8.1, against and in respect of:

         (a) any damage resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of the indemnifying party under this Agreement, or from any misrepresentation in or omission from any schedule, certificate or other instrument furnished or to be furnished to such other party hereunder; or

         (b) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing.

8.3 Limitations and Conditions Respecting Indemnity.

         (a) Anything contained herein to the contrary notwithstanding, neither party shall be obligated to pay indemnity until the cumulative amount of losses, liabilities, costs and expenses for which, but for this provision, indemnity would be payable, exceeds $1,000 and then the obligation to pay indemnity shall be limited to the excess of such cumulative amount over $25,000.

         (b) In order for each party to be fully informed at all times concerning its possible obligation to pay indemnity (the "Indemnifying Party"), and to permit the amounts thereof to be minimized by the Indemnifying Party, the Party asserting an indemnifable claim (the "Indemnified Party") with reasonable promptness after the Indemnified Party first becomes aware thereof, shall furnish the Indemnifying Party with evidence demonstrating the Indemnified Party's right or possible right to receive indemnity. Such evidence must be provided not later than thirty days after the Indemnified Party becomes aware of such claim or, if the claim is asserted by the filing by a third party of any action at law or in equity, not later than ten days prior to the date by which a responsive pleading must be filed, whichever is earlier, and with respect to any third party claim, the Indemnified Party shall also furnish the Indemnifying Party with the original or a copy of such claim (if made in writing) and of all documents received from the third party in support of his claim, and shall otherwise make available to the Indemnifying Party all relevant information material to the defense of such claim. If the Indemnifying Party requests in writing that such third party claim not be paid, the Indemnified Party shall not pay such claim and the Indemnifying Party shall, at its expense (including employment of counsel) settle, compromise or litigate such claim in good faith, and shall keep the Indemnified Party adequately informed of all actions taken and the progress of such actions; provided, that the Indemnified Party shall have the right to participate at its expense and with counsel of its choice in any such settlement, compromise or litigation; and provided further that the Indemnified Party shall not be required to refrain from paying any such claim which has matured by a court judgment or decree unless a timely appeal is taken therefrom and a proper appeal bond posted by the Indemnifying Party, nor shall the Indemnified Party be required to refrain from paying any claim where such action would result in the foreclosure of a lien upon any of its property or assets. If by the expiration of thirty days after notice of such a claim is given to the Indemnifying Party, its has not notified the Indemnified Party that it will undertake to settle, compromise or litigate such claim, such action shall be deemed a direction to the Indemnified Party to pay such claim, and upon receipt of proof of payment, indemnity shall then be immediately due and payable. The parties acknowledge that there may be instances in which an Indemnified Party may,in its business judgment, prefer that such a third party claim be contested, even though the Indemnifying Party is agreeable to having payment made, and in any such case, the Indemnified Party may itself elect to contest or litigate such claim in lieu of paying the same, in which event any loss ultimately arising from such claim, and any attorney's fees and other expenses of the Indemnified Party incurred in connection therewith, to the extent such loss, fees and expenses exceed the indemnity which the Indemnifying Party had agreed to pay, shall not be items for which indemnity is payable. The parties further acknowledge that there may be instances in which an Indemnified Party may, in its business judgment, prefer that a claim be paid, even though the Indemnifying Party wishes to contest the claim, and in any such case, the Indemnified Party may itself elect to pay, settle or compromise such claim in lieu of contesting the same, in which event the loss arising from such payment, settlement or compromise shall not be a loss for which indemnity is payable. Each party will cooperate with the other in resolving or attempting to resolve any claim, and will permit the other party access to its books and records, during normal business hours and at the place where the same are normally kept, with full right to make copies thereof or extracts therefrom.

         (c) Indemnity shall be due hereunder only to the extent of the actual loss or damage suffered by the Indemnified Party (i.e., reduced by any recovery from any third party, such as an insurer or reinsurer, or, in the case of an unrecorded liability, for which there is a corresponding unrecorded asset, by the book value of such asset), net after an amount equal to any reduction in Federal, state and local income taxes occasioned by such loss or damage (even though the tax return by which such reduction would have been realized is not yet due); provided that if a right to indemnity arises from a determination that receipts are includable, or expenses deductible or amortizable, either in a period different from the period originally claimed for such inclusion or deduction, or over a period of time different from the period originally selected for such amortization, or by a corporation different from the corporation originally including, deducting, or amortizing such amount, whether or not in the same or a different period, the Indemnified Party shall nonetheless be entitled to indemnification, but only to the extent of any net income taxes (plus interest thereon) that may become payable as a result thereof, the intent being that if, as a further result of such determination, the Indemnified Party shall realize directly or indirectly a tax saving or reduction in a year prior to, or anticipate such a saving or reduction in the year of or a year subsequent to, the year in question, the Indemnifying Party's obligation to pay indemnity hereunder shall, to that extent, be reduced.

         (d) In view of CKE's representation under Section 6.2 hereof, and recognizing that the GB Shares to be delivered to CKE will not be registered under the Securities Act of 1933, it is agreed that, if CKE is obligated to indemnify GB for any reason hereunder, CKE may, at its election, in lieu of paying cash indemnity, satisfy all or any part of its obligation to give indemnity by delivering GB Shares, and for such purpose, such GB Shares shall be valued at $8.50 each (such value to be appropriately and equitably adjusted to reflect stock dividends, stock splits and similar transactions after the Closing Date affecting the number of shares of GB Common Stock held by GB common stockholders generally).

         (e) Any matter or fact disclosed in any section or portion of this Agreement or in any schedule, certificate or other instrument furnished or to be furnished hereunder shall be deemed to have been disclosed for all purposes, and no misrepresentation under any one portion of this Agreement, and no breach of or failure to perform any one representation, warranty, obligation, covenant or agreement shall be deemed a breach or failure to perform more than one such representation, warranty, obligation, covenant or agreement, to the end that neither party shall be obligated to indemnify the other more than one time for any particular misrepresentation, breach or failure.


                                   ARTICLE IX

                                   TERMINATION

9.1 Termination. This Agreement may be terminated and the transaction contemplated hereby abandoned at any time prior to the Closing Date:

             (i) by mutual written consent of CKE and GB;

             (ii) by either party, if such transaction has not been consummated by May 31, 1998 (provided that the party seeking to terminate the Agreement shall not have breached its obligations under this Agreement in any material respect);

             (iii) by GB, at any time prior to the Closing Date, by action of the Board of Directors of GB, if there has been a breach by CKE of any of the representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of CKE shall have become untrue, in either case if such circumstance has or could reasonably be expected to have a JB Material Adverse Effect;

             (iv) by CKE, at any time prior to the Closing Date, by action of the Board of Directors of CKE, if (A) there has been a breach by GB of any of the representations, warranties, covenants or agreements contained in this Agreement or if any representation or warranty of GB shall have become untrue, in either case if such circumstance has or could reasonably be expected to have a GB Material Adverse Effect, or (B) CKE receives an Acquisition Proposal on terms CKE's Board of Directors (after consultation with its independent financial advisors) determines in good faith to be more favorable to CKE than the terms of this Agreement, and CKE's Board of Directors determines, upon the written advice of its legal counsel, that to fail to accept the Acquisition Proposal would violate the fiduciary duties of CKE's Board of Directors;

provided, however, that CKE shall not be permitted to terminate this Agreement pursuant to this Section 9.1(v)(B) unless it has provided GB with three (3) business days prior written notice of its intent to so terminate this Agreement, together with a detailed summary of the terms and conditions (including proposed financing, if any) of such Acquisition Proposal.

9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or their respective officers and directors, except that the agreements contained in Sections 5.2, and 10.3 shall survive the termination hereof. Specifically, and without limiting the generality of the foregoing. GB agrees that, except as expressly provided in this Section 9.2, termination of this Agreement shall be its sole and exclusive remedy for any nonwillful breach by CKE of its representations, warranties and covenants under this Agreement, and CKE agrees that, except as provided in this Section 9.2, termination of this Agreement shall be its sole and exclusive remedy for any nonwillful breach by GB of its representations, warranties and covenants under this Agreement. If this Agreement is terminated by reason of a willful breach by a party, then the breaching party shall be liable to the non-breaching party for all actual, consequential and incidental damages suffered by the non-breaching party (including, but not limited to, reasonable attorneys', accountants' and investment brokers' fees, costs and expenses) arising from such willful breach.

                                    ARTICLE X

                                  MISCELLANEOUS

10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

               if to GB, to:

                      GB Foods Corporation
                      1200 N. Harbor Blvd.
                      Anaheim, CA 92803-61093
                      Telecopy: (714) 491-6415
                      Attn:  Andrew F. Puzder, Chief Executive Officer

               with a copy to:

                      The Stolar Partnership
                      911 Washington Avenue
                      St. Louis, Missouri 63101
                      Telecopy: (314) 436-8400
                      Attn:  Thomas E. Lowther, Esq.

               if to CKE, to:

                      CKE Restaurants, Inc.
                      3916 State Street, Suite 300
                      Santa Barbara, California 93105
                      Telecopy: (805) 898-7149
                      Attn:  Carl A. Strunk, Executive
                             Vice President and Chief Financial Officer

or such other address or telecopy number as such party may hereafter specify for the purpose of notice to the other parties. Each such notice, request or other communication shall be effective when delivered at the address specified in this
Section 10.1.

10.2 Amendments; No Waivers.

         (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by CKE, JB and GB or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10.3 Fees and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

10.4 Successors and Assigns; Parties in Interest. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Except as expressly set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right (including third party beneficiary rights), benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

10.6 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California, without giving effect to the principles of conflicts of laws thereof.

10.7 Entire Agreement. This Agreement, including the Schedules hereto, constitutes the entire agreement, and supersedes all other prior agreements, written and oral among the parties, with respect to the subject matter hereof.

10.8 Counterparts; Effectiveness; Interpretation. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

10.9 Anti-Dilution Provision. The number of shares of GB Stock to be delivered at closing in exchange for the JB stock which is the subject of this Agreement shall be appropriately and equitably adjusted to reflect stock dividends, stock splits and similar transactions after December 31, 1997, affecting the number of shares of GB Stock held by GB common stockholders generally, unless such transaction, though authorized by appropriate corporate action, has not been completed and the Closing Date is a date prior to the Record Date for determining the identity of stockholders of GB who will participate in such transaction. The issuance of shares by GB pursuant to the exercise of stock options shall not require any adjustment hereunder.

         The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       GB FOODS CORPORATION


                                       By:
                                           ----------------------------------
                                           Name:
                                                  ---------------------------
                                           Title:
                                                  ---------------------------



                                       CKE RESTAURANTS, INC.


                                       By:
                                           ----------------------------------
                                           Name:
                                                  ---------------------------
                                           Title:
                                                  ---------------------------

                                       JB'S RESTAURANTS, INC.


                                       By:
                                           ----------------------------------
                                           Name:
                                                  ---------------------------
                                           Title:
                                                  ---------------------------

                             JB Disclosure Schedule
                                   attached to
                      Agreement and Plan of Reorganization
                          dated as of February 19, 1998



Section 3.1(l) JB, as Seller, is party to an Asset Purchase Agreement with Summit Family Restaurants Inc., as Buyer, dated February 10, 1998, pursuant to which JB will sell to Buyer the assets of 12 restaurants presently operated by JB. In addition, the following restaurants are to be conveyed to CKE Restaurants, Inc. on or prior to the Closing Date:


               Restaurant Name                            Address
               ---------------                            -------

                             GB Disclosure Schedule
                                   attached to
                      Agreement and Plan of Reorganization
                          dated as of February 19, 1998


Section 3.2(g) GB is party to an Agreement and Plan of Merger dated as of
               January 16, 1998 with Timber Lodge Steakhouse, Inc., pursuant to which Timber Lodge will be merged into a wholly-owned subsidiary of GB. As conditions precedent to such merger, Timber Lodge will acquire certain JB restaurants from CKE and Fidelity National Financial, Inc. will exercise warrants to purchase shares of GB Stock for a cash purchase price aggregating not less than $5,000,000.